UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 9, 2005
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                             SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 7.01 Regulation FD Disclosure

     On November 9, 2005, Canyon Lake Water Supply Corporation, a Texas nonprofit water supply corporation ("CLWSC"), announced that its members approved, at a meeting of members held on November 5, 2005, the sale contemplated by the Asset Purchase Agreement between SJWTX Water, Inc. ("SJWTX Water"), a newly formed Texas corporation and wholly owned subsidiary of SJW Corp., and CLWSC pursuant to which SJWTX Water agreed to purchase substantially all the assets of CLWSC related to its water system.

     As previously reported, the Asset Purchase Agreement will become effective when CLWSC receives written notification from the Texas Water Development Board that: (i) certain CLWSC Bond Debt held by the Texas Water Development Board may be discharged or otherwise purchased by SJWTX Water at closing and (ii) the Texas Water Development Board will authorize certain amendments to CLWSC's organizational documents necessary for CLWSC to consummate the transaction as contemplated by the Asset Purchase Agreement. Once the Asset Purchase Agreement becomes effective, the acquisition will be subject to the satisfaction of various closing conditions set forth in the Asset Purchase Agreement, including obtaining the required approval of the Texas Commission on Environmental Quality and any other approvals required under the parties' governing documents and agreements and applicable laws and regulations.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SJW Corp.



November 9, 2005                  /s/ W. Richard Roth
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                                  W. Richard Roth, President and
                                  Chief Executive Officer